Exhibit 10.2

HITTITE MICROWAVE CORPORATION

EMPLOYEE’S RESTRICTED STOCK AGREEMENT

1. Restricted Stock Award.  Hittite Microwave Corporation (the “Company”) has granted to «First_Name» «Last_Name» (the “Grantee”), a restricted stock award (the “Award”), pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”), of «Shares» shares (the “Shares”) of common stock, $0.01 par value (“Common Stock”), of the Company, subject to the terms and conditions of this Agreement and the Plan.  Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

2. Forfeitable Shares and Vested Shares.  All Shares shall be deemed to be “Forfeitable Shares” until the Company’s right of forfeiture, described in Section 4, below, has expired (and the Grantee’s right to retain such shares has accrued) in accordance with the vesting schedule set forth in Section 3.  Forfeitable Shares shall be subject to forfeiture as described in Section 4, below.  “Vested Shares” are Shares held by the Grantee as to which the Company’s right of forfeiture has expired (and the Grantee’s right to retain has accrued) based on the stock vesting schedule.  All certificates representing Forfeitable Shares shall remain in the possession of the Company until such shares become Vested Shares in accordance with the terms of this Agreement.

3. Vested Shares; Vesting Schedule.  The Company’s right of Forfeiture shall expire and the Shares shall become Vested Shares in accordance with the following schedule:

(a) One-fourth (25%) of the total number of Shares shall become Vested Shares on each anniversary of the vesting date of «Vesting_Date» (the “Vesting Date”), such that all of the Shares shall be Vested Shares on the fourth anniversary of the Vesting Date.

4. Forfeiture of Shares.

4.1 Forfeiture.  If for any reason the Grantee ceases to be employed by the Company (including, without limitation, by reason of the Grantee’s voluntary resignation or the Company’s dismissal of the Grantee for any reason, with or without cause) then all Shares which as of the date of such termination of employment constitute Forfeitable Shares shall be forfeited to the Company without payment of any consideration by the Company.  There shall be no further accruals under the vesting schedule, and no further Forfeitable Shares shall become Vested Shares, from and after the date of any such termination of employment.

4.2 Death or Disability.  In the event of the death or Disability of the Grantee, the vesting of the Shares under the Vesting Schedule shall be automatically accelerated so that all Shares become Vested Shares, effective as of the date of death or Disability. The Committee  shall have sole authority and discretion to determine whether the Grantee’s employment has been terminated by reason of Disability.

4.3  Normal Retirement.  In the event of the normal retirement of the Grantee, then the vesting of the Shares shall be automatically accelerated so that all Shares become Vested Shares, effective as of the date of retirement.  The Committee shall have sole authority and discretion to determine whether the Grantee’s employment has been terminated by reason of normal retirement.

4.4 Forfeiture of Forfeitable Shares.  The Grantee’s rights in all Forfeitable Shares shall terminate automatically on the date of the Grantee’s termination of employment, and the Company may thereupon cancel the certificate or certificates representing such Forfeitable Shares on its books.  In the event that the certificates then being retained by the Company under this Agreement also represent other shares of Common Stock not being forfeited to the Company, the Company shall issue to the Grantee replacement certificates for such other shares.

4.5 Nontransferability of  Shares.  No Shares may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) or otherwise disposed of prior to their becoming Vested Shares.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Forfeitable Shares, or upon the levy of any attachment or similar process upon Forfeitable Shares, the Company shall have a right of Forfeiture with respect to such Forfeitable Shares. Notwithstanding the foregoing, the Grantee may transfer any Shares either during his or her lifetime or on death by will or intestacy to one or more members of his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, satisfactory to the Company, pursuant to which each transferee shall agree to receive and hold such Shares subject to the provisions hereof (including, without limitation, the Company’s right of forfeiture with respect to any Shares so transferred that constitute Forfeitable Shares), and there shall be no further transfer except in accordance with the provisions hereof.  For the purposes of this paragraph, “immediate family” shall mean spouse, lineal descendent, father, mother, brother or sister of the transferor.

5. No Special Employment Rights.  Nothing contained in the Plan or this Agreement shall confer upon the Grantee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the Grantee’s compensation.

6. Rights as a Shareholder.  The Grantee shall have the rights of a shareholder with respect to all of the Forfeitable Shares and the Vested Shares held by the Grantee (including, without limitation, any rights to vote and to receive dividends or non-cash distributions with respect to such shares) unless and until the Company exercises its right of Forfeiture as to any or all of the Forfeitable Shares in accordance with Section 4.

7. Availability of Tax Election: Withholding.

(a)  Grantee acknowledges that the Company has advised the Grantee of the possibility of making an election under Section 83(b) of the Code with respect to the Award of the Shares and has recommended that the Grantee consult a qualified tax advisor regarding the desirability of making such an election in light of the Grantee’s individual circumstances.

(b)  Grantee shall, no later than the date as of which the value of any Shares first becomes includable in the gross income of the Grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income.  The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(c)  Grantee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from the Shares a number of shares with an aggregate Fair Market Value (as defined in the Plan, and determined of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award, or (ii) delivering to the Company a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

8. Miscellaneous.

8.1 By accepting this Award, Grantee agrees that, if so requested by the Company or by the underwriters managing any underwritten offering of the Company’s securities, the recipient will not, without the prior written consent of the Company or such underwriters, as the case may be, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares subject to any such Award during the Lock-up Period, as defined below. The “Lock-Up Period” shall mean a period of time not exceeding 180 days or, if greater, such number of days as shall have been agreed to by each director and executive officer of the Company in a substantially similar lock-up agreement by which each such director and executive officer is bound. If requested by the Company or such underwriters, the Grantee will enter into an agreement with such underwriters consistent with the foregoing.

8.2 Any certificate representing Shares shall be subject to a legend in substantially the following form:

“THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN RESTRICTED STOCK AGREEMENT DATED «VESTING_DATE».  ANY ATTEMPTED TRANSFER OF THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF SUCH AGREEMENT SHALL BE NULL AND VOID AND WITHOUT EFFECT.  A COPY OF THE AGREEMENT MAY BE OBTAINED FREE OF CHARGE FROM THE SECRETARY OF THE COMPANY.”

8.3 Grantee hereby agrees to execute and deliver to the Secretary of the Company a stock power (endorsed in blank) hereto covering this Award and authorizes the Secretary to deliver to the Company for cancellation any and all Shares that are forfeited or withheld under the provisions of this Agreement.

8.4 Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Grantee.

8.5 All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

8.6 This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

8.7 This Agreement is and shall be subject in every respect to the provisions of the Plan, as amended from time to time, which is incorporated herein by reference and made a part hereof.

8.8 This Agreement  is executed in two (2) counterpart originals, one (1) to be retained by the Grantee and one (1) to be retained by the Company.

Date of Grant:

«Vesting_Date»
HITTITE MICROWAVE CORPORATION

By:
Title: President and Chief Executive Officer

GRANTEE’S ACCEPTANCE

The undersigned hereby accepts the grant of the Restricted Stock Award described in this Agreement and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2005 Stock Incentive Plan.

GRANTEE

Name: «First_Name» «Last_Name»

Address:

Social Security Number:

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the Company a total of                              shares of the Common Stock of the Company represented by stock certificate number         to be delivered herewith, and does hereby irrevocably constitute and appoint                                              as attorney to transfer said shares on the books of the Company with full power of substitution in the premises.

Dated:

Name: